COCA-COLA ENTERPRISES INC.
             SAVINGS AND INVESTMENT PLAN FOR CERTAIN BARGAINING EMPLOYEES








































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                                  TABLE OF CONTENTS

                                      ARTICLE I
                                     DEFINITIONS

                                      ARTICLE II
                             TOP HEAVY AND ADMINISTRATION

          2.1    TOP HEAVY PLAN REQUIREMENTS                             12

          2.2    POWERS AND RESPONSIBILITIES OF THE EMPLOYER             12

          2.3    DESIGNATION OF ADMINISTRATIVE AUTHORITY                 13

          2.4    ALLOCATION AND DELEGATION OF RESPONSIBILITIES           13

          2.5    POWERS AND DUTIES OF THE ADMINISTRATOR                  13

          2.6    RECORDS AND REPORTS                                     15

          2.7    APPOINTMENT OF ADVISERS                                 15

          2.8    INFORMATION FROM EMPLOYER                               15

          2.9    PAYMENT OF EXPENSES                                     15

          2.10   MAJORITY ACTIONS                                        15

          2.11   CLAIMS PROCEDURE                                        16

          2.12   CLAIMS REVIEW PROCEDURE                                 16

                                     ARTICLE III
                                     ELIGIBILITY

          3.1    CONDITIONS OF ELIGIBILITY                               17

          3.2    EFFECTIVE DATE OF PARTICIPATION                         17

          3.3    DETERMINATION OF ELIGIBILITY                            17

          3.4    TERMINATION OF ELIGIBILITY                              17

          3.5    INCLUSION OF INELIGIBLE EMPLOYEE                        18

          3.6    ELECTION NOT TO PARTICIPATE                             18

                                      ARTICLE IV
                             CONTRIBUTION AND ALLOCATION

          4.1    FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION         18


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          4.2    PARTICIPANT'S SALARY REDUCTION ELECTION                 18

          4.3    TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION              22

          4.4    ALLOCATION OF CONTRIBUTION AND EARNINGS                 22

          4.5    ACTUAL DEFERRAL PERCENTAGE TESTS                        25

          4.6    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS          27

          4.7    MAXIMUM ANNUAL ADDITIONS                                29

          4.8    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS               33

          4.9    DIRECTED INVESTMENT ACCOUNT                             34

                                      ARTICLE V
                                      VALUATIONS

          5.1    VALUATION OF THE TRUST FUND                             34

          5.2    METHOD OF VALUATION                                     34

                                      ARTICLE VI
                      DETERMINATION AND DISTRIBUTION OF BENEFITS

          6.1    DETERMINATION OF BENEFITS UPON RETIREMENT               35

          6.2    DETERMINATION OF BENEFITS UPON DEATH                    35

          6.3    DISABILITY RETIREMENT BENEFITS                          36

          6.4    DETERMINATION OF BENEFITS UPON TERMINATION              36

          6.5    DISTRIBUTION OF BENEFITS                                38

          6.6    DISTRIBUTION OF BENEFITS UPON DEATH                     40

          6.7    TIME OF SEGREGATION OR DISTRIBUTION                     40

          6.8    DISTRIBUTION FOR MINOR BENEFICIARY                      41

          6.9    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN          41

          6.10   QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION         41

          6.11   DIRECT ROLLOVER                                         41






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                                     ARTICLE VII
                          AMENDMENT, TERMINATION AND MERGERS

          7.1    AMENDMENT                                               43

          7.2    TERMINATION                                             43

          7.3    MERGER OR CONSOLIDATION                                 44

                                     ARTICLE VIII
                                    MISCELLANEOUS

          8.1    PARTICIPANT'S RIGHTS                                    44

          8.2    ALIENATION                                              44

          8.3    CONSTRUCTION OF PLAN                                    45

          8.4    GENDER AND NUMBER                                       45

          8.5    LEGAL ACTION                                            45

          8.6    PROHIBITION AGAINST DIVERSION OF FUNDS                  45

          8.7    BONDING                                                 46

          8.8    EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE              46

          8.9    INSURER'S PROTECTIVE CLAUSE                             46

          8.10   RECEIPT AND RELEASE FOR PAYMENTS                        47

          8.11   ACTION BY THE EMPLOYER                                  47

          8.12   NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY      47

          8.13   HEADINGS                                                48

          8.14   APPROVAL BY INTERNAL REVENUE SERVICE                    48

          8.15   UNIFORMITY                                              48

                                      ARTICLE IX
                               PARTICIPATING EMPLOYERS

          9.1    ADOPTION BY OTHER EMPLOYERS                             49

          9.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS                 49

          9.3    DESIGNATION OF AGENT                                    49

          9.4    EMPLOYEE TRANSFERS                                      50

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          9.5    PARTICIPATING EMPLOYER'S CONTRIBUTION                   50

          9.6    AMENDMENT                                               50

          9.7    DISCONTINUANCE OF PARTICIPATION                         50

          9.8    ADMINISTRATOR'S AUTHORITY                               51














































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                              COCA-COLA ENTERPRISES INC.
             SAVINGS AND INVESTMENT PLAN FOR CERTAIN BARGAINING EMPLOYEES


                    THIS PLAN, hereby adopted this ____ day of ______________________, 19__, by Coca-Cola Enterprises Inc.
          (herein referred to as the "Employer").

                                 W I T N E S S E T H:

                    WHEREAS, The purpose of this Plan is to promote the well-being of eligible employees by making funds available for payment of benefits hereunder in a manner and under the circumstances herein described, and to secure for the well-being of eligible employees advantages available under Section 401(k) and certain other sections of the code;

                    NOW, THEREFORE, effective March 4, 1994, (hereinafter called the "Effective Date"), the Employer hereby establishes a 401(k) Profit Sharing Plan (the "Plan") for the exclusive benefit of the Participants and their Beneficiaries, on the following terms:

                                      ARTICLE I
                                     DEFINITIONS

               1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

               1.2 "Administrator" means the person or entity designated by the Employer pursuant to Section 2.3 to administer the Plan on behalf of the Employer.

               1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code
          Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

               1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

               1.5  "Anniversary Date" means December 31.


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               1.6  "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.
               1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

               1.8 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

                    For purposes of this Section, the determination of Compensation shall be made by:

                    (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee
          contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                    For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.3.

                    Compensation in excess of $150,000 shall be disregarded. However, the annual compensation limit of $150,000 is adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                    For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such

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          Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulation.

                    If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period.


                    If, as a result of such rules, the maximum "annual addition" limit of Section 4.7(a) would be exceeded for one or more of the affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family Member's Compensation as determined prior to application of the Family Member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of in the manner described in Section 4.8(a) pro rata among all affected Family Members.

                    For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the $150,000 limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

               1.9 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan.

               1.10 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the

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          Participant's deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.8(a).

               1.11 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

               1.12 "Elective Contribution" means the Employer's contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to
          Section 4.8(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6 shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-l(b)(5), the provisions of which are specifically incorporated herein by reference.

               1.13 "Eligible Employee" means each Employee who (1) is regularly scheduled to work at least 1,000 Hours in a Plan Year and (2) is a member of the collective bargaining unit and who is eligible for the Plan under the terms of a contract negotiated between the Employer and such bargaining unit.

               1.14 "Employee" means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

               1.15 "Employer" means Coca-Cola Enterprises Inc., any subsidiary thereof, and any Participating Employer (as defined in Section 9.1) which shall adopt this Plan; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of Georgia.

               1.16 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.7(b).

               1.17 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the

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          elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.7(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Section 4.4(c), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

               1.18 "Family Member" means, with respect to an affected Participant, such Participant's spouse and such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

               1.19 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

               1.20 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

               1.21 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

               1.22 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the


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          employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

               1.23 "Highly Compensated Participant" means an Eligible Employee who participates in the Plan and who is described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                         (a) Employees who at any time during the
                    "determination year" or "look-back year" were "five percent owners" as defined in Section 1.31(c).

                         (b) Employees who received "415 Compensation"
                    during the "look-back year" from the Employer in excess of $75,000.

                         (c) Employees who received "415 Compensation"
                    during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

                         (d) Employees who during the "look-back year" were
                    officers of the Employer (as that term is defined within the meaning of the Regulations under Code
                    Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Section 1.51(a), (b), (c) and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

                         (e) Employees who are in the group consisting of
                    the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."



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                    The "determination year" shall be the Plan Year for
          which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

                    For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amounts specified in (b) and
          (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

                    In determining who is a Highly Compensated Participant, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer.

               1.24 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

                    Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required

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          to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                    For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                    An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a l-Year Break in Service, and employment commencement date (or reemployment commencement date).

          In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

               1.25 "Income" means the income or losses allocable to Excess Deferred Compensation or Excess Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(b).

               1.26 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

               1.27 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

               1.28 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Participant nor a Family Member.

               1.29 "Normal Retirement Age" is related to the age a Participant becomes eligible for full Social Security benefits. If the participant was born in 1937 or earlier, his normal retirement age is 65; if the participant was born in the years


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          1938-1954, his normal retirement age is 66; if the participant was born after 1954, his normal retirement age is 67.

               1.30 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

               1.31 "l-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a l-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and l-Year Breaks in Service shall be measured on the same computation period.

                    "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

                    A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a l-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

               1.32 "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

               1.33 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to

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          Elective Contributions pursuant to Section 4.2 and any Employer
          Qualified Non-Elective Contributions.

               1.34 "Plan" means this instrument, including all amendments thereto.

               1.35 "Plan Year" means the Plan's accounting year of twelve
          (12) months commencing on January 1st of each year and ending the following December 31st, except for the first Plan Year which commenced March 4, 1994.

               1.36 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to
          Section 4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests.

               1.37 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

               1.38 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

               1.39 "Retirement Date" means the date as of which a Participant retires whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
          Section 6.1).

               1.40 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death or retirement.

               1.41 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.25) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                         (a) Employees with less than six (6) months of
                    service;

                         (b) Employees who normally work less than 17 1/2
                    hours per week;

                         (c) Employees who normally work less than six (6)
                    months during a year; and

                         (d) Employees who have not yet attained age 21.

                    The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

               1.42 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

               1.43 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

               1.44 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

               1.45 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

                    For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a l-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a l-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

                    For all other purposes, the computation period shall be the Plan Year.

                    Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of

          Service shall be made in accordance with Department of Labor Regulation 2530.203-2(c).

                    Years of Service with any Affiliated Employer shall be recognized.

                                      ARTICLE II
                             TOP HEAVY AND ADMINISTRATION

          2.1  TOP HEAVY PLAN REQUIREMENTS

                    This Plan has been adopted for the sole benefit of Eligible Employees covered by a collective bargaining agreement whose retirement benefits have been the subject of good faith bargaining between the Employer and a bargaining unit. It precludes participation by any Employee who would be considered a "key employee" under Code Section 416(i)(1). Therefore, the requirements of Code Section 416 relating to "top-heavy plans" shall not apply to this Plan.

          2.2  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                    (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

                    (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                    (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

          2.3  DESIGNATION OF ADMINISTRATIVE AUTHORITY

                    (a) The Employer shall appoint one or more
          Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

                    (b) The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

          2.4  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

                    If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

          2.5  POWERS AND DUTIES OF THE ADMINISTRATOR

                    The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                    The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                    (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                    (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                    (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                    (d) to maintain all necessary records for the administration of the Plan;

                    (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                    (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                    (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                    (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                    (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                    (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

          2.6  RECORDS AND REPORTS

                    The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

          2.7  APPOINTMENT OF ADVISERS

                    The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

          2.8  INFORMATION FROM EMPLOYER

                    To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

          2.9  PAYMENT OF EXPENSES

                    All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred.

          2.10 MAJORITY ACTIONS

                    Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.4, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

          2.11 CLAIMS PROCEDURE

                    Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

          2.12 CLAIMS REVIEW PROCEDURE

                    Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.11 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.11. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent provisions on which the decision is based.

                                     ARTICLE III
                                     ELIGIBILITY

          3.1  CONDITIONS OF ELIGIBILITY

                    Any Eligible Employee who was employed on the date members of a collective bargaining unit first became eligible to participate in the Plan under the terms of a contract negotiated between such bargaining unit and the Employer shall be eligible to participate and shall become a Participant in the Plan as of that date. Any other eligible Employee who has completed ninety
          (90) days during which such Eligible Employee is credited with at least one hour of service during each day shall be eligible to participate hereunder as of that date. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan prior to the effective date of his participation as established in Section 3.2.

          3.2  EFFECTIVE DATE OF PARTICIPATION

                    An Eligible Employee (other than an Eligible Employee who was employed on the date members of a collective bargaining unit first became eligible to participate in the Plan under the terms of a contract negotiated between such bargaining unit and the Employer) shall become a Participant effective as of the first day of the calendar quarter coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the first day of the calendar quarter following the date of rehire if a 1-Year Break in Service has not occurred).

          3.3  DETERMINATION OF ELIGIBILITY

                    The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.12.

          3.4  TERMINATION OF ELIGIBILITY

                    (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, the Plan Administrator shall continue to maintain a Participant Account for such former Participant for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                    (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

          3.5  INCLUSION OF INELIGIBLE EMPLOYEE

                    If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included as a result of a mistake of fact or a mistake of law, and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall be entitled to recover the contribution made with respect to the ineligible person as allowed under ERISA, and such contribution, to the extent it is an Employer Electing Contribution, shall be refunded to such ineligible Employee.

          3.6  ELECTION NOT TO PARTICIPATE

                    An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

                                      ARTICLE IV
                             CONTRIBUTION AND ALLOCATION

          4.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

                    (a) For each Plan Year, the Employer shall contribute to the Plan the amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed the Employer's Elective Contribution.

                    (b) Notwithstanding the foregoing, however, the Employer's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

          4.2  PARTICIPANT'S SALARY REDUCTION ELECTION

                    (a) Each Participant may elect to defer his Compensation which would have been received in the Plan Year, but for the deferral election, by up to 17%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election or, if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective.

                    The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                    (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

                    (c) Amounts held in the Participant's Elective Account may not be distributable earlier than:

                         (1) a Participant's termination of employment or death;

                         (2)  a Participant's attainment of age 59 1/2;

                         (3)  the termination of the Plan without the
                         establishment or existence of a "successor plan," as that term is described in Regulation
                         1.401(k)-l(d)(3);

                         (4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

                         (5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary.

                    (d) For each Plan Year, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                    (e) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-l(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

                    (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-l(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code
          Section 3121(a)(5)(D)), a deferred compensation plan under Code
          Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                         (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                         (2)  the Participant shall designate the
                         distribution as Excess Deferred Compensation; and

                         (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                    (g) Notwithstanding Section 4.2(f) above, a
          Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                    (h) All amounts allocated to a Participant's Elective Account may be treated as a Directed Investment Account pursuant to Section 4.9.

                    (i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to
          Section 4.4 have been made.

                    (j) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                         (1) A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article III. However, the Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.3. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

                         (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted quarterly, during election periods established by the Administrator prior to the first day of each Plan Year quarter. Any modification shall not have retroactive effect and shall remain in force until revoked.

                         (3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

          4.3  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

                    The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

                    However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor Regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

          4.4  ALLOCATION OF CONTRIBUTION AND EARNINGS

                    (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date or other valuation date, all amounts allocated to each such Participant as set forth herein.

                    (b) As of each Anniversary Date or other valuation date, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's time weighted average (based on beginning year base) nonsegregated accounts bear to the total of all Participants' and Former Participants' time weighted average (based on beginning year base) nonsegregated accounts as of such date.

                    (c) For the purposes of this Section, "415
          Compensation" shall be limited to $150,000. Such amount shall be adjusted at the same time and in the same manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                    The annual compensation limit of $150,000 shall be adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                    If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.

                    (d) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                    (e) If a Former Participant is reemployed after five
          (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                         (1)  one account for nonforfeitable benefits
                         attributable to pre-break service; and

                         (2) one account representing his status in the Plan attributable to post-break service.

                    (f) Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the
          Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                         (1) The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

                         (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                         (3) Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

          4.5  ACTUAL DEFERRAL PERCENTAGE TESTS

                    (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                         (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

                         (2)  The excess of the "Actual Deferral
                         Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-l(b) are incorporated herein by reference.

                         However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

                    (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer

          Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

                    (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                         (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to "414(s) Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

                         (2)  The Employer Elective Contributions and
                         "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

                         (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

                    (d) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

                    (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code
          Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (e) only if they have the same plan year.

                    Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

                    (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

          4.6  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

                    In the event that the initial allocations of the Employer's Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

                    (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him until one of the tests set forth in Section 4.5(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (termination after application of this paragraph) by his "414(s) Compensation." However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                         (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                              (i)  may be postponed but not later than the
                              close of the Plan Year following the Plan
                              Year to which they are allocable;

                              (ii) shall be adjusted for Income; and

                              (iii) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

                         (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

                         (3) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall then be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

                    (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in
          Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated

          Participant in the same proportion that each Non-Highly
          Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

                    (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

          4.7  MAXIMUM ANNUAL ADDITIONS

                    (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code
          Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                    (b) For purposes of applying the limitations of Code
          Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
          Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph
          (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

                    (c) For purposes of applying the limitations of Code
          Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section

          4.7(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2)
          repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                    (d) For purposes of applying the limitations of Code
          Section 415, the "limitation year" shall be the Plan Year.

                    (e) The dollar limitation under Code Section
          415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                    (f) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                    (g) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code
          Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                    (h) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

                    (i) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                         (2)  If a Participant participates in both a
                         defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code
                         Section 412.

                         (3) If a Participant participates in more than one defined contribution plan not subject to Code
                         Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                    (j) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                    (k) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                    Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last

          "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                    (l) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                    If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
          1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                    (m) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the

          Administrator shall adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed
          1.0 in any "limitation year" for such Participant.

                    (n) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

          4.8  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                    (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code
          Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.7 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                    (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.7.

                    (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of

          "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

          4.9  DIRECTED INVESTMENT ACCOUNT

                    (a) The Administrator, in his sole discretion, may determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of the Vested interest in any one or more of their individual account balances.

          If such authorization is given, Participants may, subject to a procedure established by the Administrator and applied in a uniform nondiscriminatory manner, direct the Trustee in writing to invest the Vested portion of their account in specific assets, specific funds or other investments permitted under the Plan and the directed investment procedure. That portion of the Vested account of any Participant so directing will thereupon be considered a Directed Investment Account, which shall not share in Trust Fund earnings.

                    (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

                                      ARTICLE V
                                      VALUATIONS

          5.1  VALUATION OF THE TRUST FUND

                    The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

          5.2  METHOD OF VALUATION

                    In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date." If such securities were not traded on the "valuation date," or if the exchange on which they are traded was not open for business on the "valuation date," then the securities shall be valued at the prices at which they were last traded prior to the "valuation date." Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date," which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                      ARTICLE VI
                      DETERMINATION AND DISTRIBUTION OF BENEFITS

          6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

                    Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Elective Account in accordance with Section 6.5.

          6.2  DETERMINATION OF BENEFITS UPON DEATH

                    (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                    (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                    (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The

          Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                    (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                         (1) the spouse has waived the right to be the Participant's Beneficiary, or

                         (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                         (3)  the Participant has no spouse, or

                         (4)  the spouse cannot be located.

                    In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                    (e) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

          6.3  DISABILITY RETIREMENT BENEFITS

                    No disability benefits, other than those payable upon termination of employment, are provided in this Plan.

          6.4  DETERMINATION OF BENEFITS UPON TERMINATION

                    (a) On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death or retirement, the Administrator may direct the Trustee to segregate the amount of such Terminated Participant's Elective Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event a Participant's Elective Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.4 until such time as a distribution is made to the Terminated Participant.

                    Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the Terminated Participant's Elective Account to be payable to such Terminated Participant the quarter following the termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                    If the value of a Terminated Participant's benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire benefit to be paid to such Participant in a single lump sum.

                    (b) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                         (1)  the adoption date of the amendment,

                         (2)  the effective date of the amendment, or

                         (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                         (c)(1) If any Former Participant shall be
                    reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                         (2) If a Former Participant completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment.

                         (3) If a Former Participant completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

          6.5  DISTRIBUTION OF BENEFITS

                    (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment in cash.

                    (b) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution occurs prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                         (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c).

                         (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                         (3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                         (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                    If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                    (c) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                         (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or
                         (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five
                         (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

                         (2)  Distributions to a Participant and his
                         Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

          6.6  DISTRIBUTION OF BENEFITS UPON DEATH

                    (a) The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary in one lump-sum payment in cash subject to the rules of Section 6.6(b).

                    (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

          6.7  TIME OF SEGREGATION OR DISTRIBUTION

                    Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution on or as of an Anniversary Date, the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

          6.8  DISTRIBUTION FOR MINOR BENEFICIARY

                    In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

          6.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

                    In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

          6.10 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

                    All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

          6.11 DIRECT ROLLOVER

               (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (b) For purposes of this Section the following definitions shall apply:

                    (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                    (4) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                     ARTICLE VII
                          AMENDMENT, TERMINATION AND MERGERS

          7.1  AMENDMENT

               (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

               (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

               (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

          7.2  TERMINATION

               (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Elective Accounts shall become 100% Vested as provided in Section
          6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

               (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to

          Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

          7.3  MERGER OR CONSOLIDATION

                    This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

                                     ARTICLE VIII
                                    MISCELLANEOUS

          8.1  PARTICIPANT'S RIGHTS

                    This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

          8.2  ALIENATION

               (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

               (b) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          8.3  CONSTRUCTION OF PLAN

                    This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Georgia, other than its laws respecting choice of law, to the extent not preempted by the Act.

          8.4  GENDER AND NUMBER

                    Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

          8.5  LEGAL ACTION

                    In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

          8.6  PROHIBITION AGAINST DIVERSION OF FUNDS

               (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

               (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

          8.7  BONDING

                    Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

          8.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

                    Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

          8.9  INSURER'S PROTECTIVE CLAUSE

                    Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

          8.10 RECEIPT AND RELEASE FOR PAYMENTS

                    Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

          8.11 ACTION BY THE EMPLOYER

                    Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

          8.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                    The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under
          Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the

          Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

          8.13 HEADINGS

                    The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

          8.14 APPROVAL BY INTERNAL REVENUE SERVICE

               (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

               (b) Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1(c), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one
          (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

          8.15 UNIFORMITY

                    All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

                                      ARTICLE IX
                               PARTICIPATING EMPLOYERS

          9.1  ADOPTION BY OTHER EMPLOYERS

                    Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

          9.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

               (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

               (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

               (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Elective Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

               (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed.

               (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

          9.3  DESIGNATION OF AGENT

                    Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

          9.4  EMPLOYEE TRANSFERS

                    It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

          9.5  PARTICIPATING EMPLOYER'S CONTRIBUTION

                    All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share of the Employer or Participating Employer making the contribution. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

          9.6  AMENDMENT

                    Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

          9.7  DISCONTINUANCE OF PARTICIPATION

                    Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

          9.8  ADMINISTRATOR'S AUTHORITY

                    The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

          IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.


          ATTEST:                       Coca-Cola Enterprises Inc.

              LAURIE L. CLARK
                 9/9/94                         RICHARD D. LARSON
          By:______________________     By:_____________________________
                                                EMPLOYER

                            FIRST AMENDMENT TO
                        COCA-COLA ENTERPRISES INC.
       SAVINGS AND INVESTMENT PLAN FOR CERTAIN BARGAINING EMPLOYEES


          WHEREAS, Coca-Cola Enterprises Inc. (the "Employer") established the Coca-Cola Enterprises Inc. Savings and Investment
Plan for Certain Bargaining Employees (the "Plan"), effective
March 4, 1994, for the exclusive benefit of its eligible employees; and

          WHEREAS, the Employer desires to amend the Plan to correct scrivener's errors in the Plan document and to reflect the original intent and administration of the Plan; and

          WHEREAS, Section 7.1 (Amendment) of the Plan authorizes the Employer to amend the Plan; and

          WHEREAS, pursuant to the authority contained in Section
7.1 of the Plan, the Employer has approved and authorized the amendment of the Plan in the manner set forth in this instrument;

          NOW, THEREFORE, the Employer hereby amends the Plan, effective March 4, 1994, as follows:

          1. Delete in its entirety paragraph (a) of Section 6.5 and substitute the following:

          (a)  The Administrator, pursuant to the
          election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods: in a lump-sum in cash or property.

          2. Delete in its entirety paragraph (a) of Section 6.6 and substitute the following:

          (b)  The death benefit payable pursuant to
          Section 6.2 shall be paid to the
          Participant's Beneficiary in one lump-sum payment in cash or in property, subject to the rules of Section 6.6(b).

          3. Delete in its entirety paragraph (b) of Section 7.2 and substitute the following:

          (b)  Upon the full termination of the Plan,
          the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5.
          Distributions to a Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

          4. Add the following as the last sentence of the first paragraph of Section 2.5:

          The Administrator shall have the authority to direct the Trustee to acquire and hold
          "qualifying Employer securities" and
          "qualifying Employer real property," as those terms are defined in the Act.


          IN WITNESS WHEREOF, this amendment has been executed on
this the   13th   day of   July    , 1995.
         -------        -----------

                                   COCA-COLA ENTERPRISES INC.

                                   By:   RICHARD D. LARSON
                                      ------------------------------

ATTEST:


  LAURIE CLARK
-----------------------

                            SECOND AMENDMENT TO
                        COCA-COLA ENTERPRISES INC.
       SAVINGS AND INVESTMENT PLAN FOR CERTAIN BARGAINING EMPLOYEES


          WHEREAS, Coca-Cola Enterprises Inc. (the "Employer") established the Coca-Cola Enterprises Inc. Savings and Investment
Plan for Certain Bargaining Employees (the "Plan"), effective
March 4, 1994, for the exclusive benefit of its eligible employees; and

          WHEREAS, the Employer amended the Plan by First
Amendment to correct scrivener's errors in the Plan document and to reflect the original intent and administration of the Plan;
and

          WHEREAS, the Employer desires to further amend the Plan to allow the Plan to accept rollovers and plan-to-plan transfers and to make plan-to-plan transfers to another qualified Plan; and

          WHEREAS, Section 7.1 (Amendment) of the Plan authorizes the Employer to amend the Plan; and

          WHEREAS, pursuant to the authority contained in Section
7.1 of the Plan, the Employer has approved and authorized the amendment of the Plan in the manner set forth in this instrument;

          NOW, THEREFORE, the Employer hereby amends the Plan, effective January 1, 1995, as follows:

1. Add, as new Section 1.34, the following, renumbering subsequent sections under Article I accordingly:

     1.34 Participant s Transfer/Rollover Account means the account established and maintained with respect to any Rollover Contributions contributed to the Trust on behalf of a Participant, pursuant to Section 4.10(a) and any Transfer Contributions contributed to the Trust on behalf of a Participant, pursuant to Section 4.10(b).

2.   Add to Section 3.4, as new paragraph (c), the following:

     (c) In the event a Participant becomes an ineligible to participate in this Plan and becomes eligible for participation in any other defined contribution plan sponsored by the Employer, which is qualified under
     Section 401(a) of the Code, such Participant may elect to have the Participant s Elective Account and Transfer/Rollover Account under this Plan transferred to such other Plan, provided such account is 100% vested. To the extent any transfer occurs between plans under this paragraph (c), the amounts transferred to the receiving plan shall be maintained in accounts with similar characteristics to the accounts under the plan from which the amounts were transferred. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrator may deem appropriate. Upon the effectiveness of any such transfer, the Plan and the Administrator shall have no further responsibility or liability with respect to the transferred assets and liabilities.

3.   Add, as new Section 4.10, the following :

     4.10   ROLLOVERS AND TRANSFERS BETWEEN PLANS

     (a)  Rollover Contributions.

     (1) An Eligible Employee may make a written request to the Administrator that he be entitled to contribute, or cause to be contributed, to the Trust Fund, as a Rollover Contribution, property which is received by such Eligible Employee or to which such Eligible Employee is entitled. Such written request shall contain information concerning the type of property constituting the proposed Rollover Contribution and a statement, satisfactory to the Administrator, that the property constitutes a Rollover Contribution.

     (2) Subject to the terms of the Plan and the Code (including regulations and rulings promulgated thereunder), the Administrator, in its sole discretion, may permit such a Rollover contribution to be accepted by the Trustee and deposited into the Trust Fund within sixty days of the date such amount became available to the Employee. Unless the Administrator permits otherwise, all Rollover Contributions shall be made in cash.

     (3) "Rollover Contributions" shall mean the amounts paid to the Trust Fund under this Section 4.10. An amount shall be treated as a Rollover Contribution if, and only if, such amount constitutes:

          (i) The balance to the credit of an Employee in a qualified employees' trust or annuity plan paid to the Employee in one or more distributions which qualify for treatment as a rollover amount under Section 402(a)(5) of the Code, or

          (ii) The entire amount (including money and any other property) in an Individual Retirement Account or Individual Retirement Annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution, which amount has been distributed from such Individual Retirement Account or Individual Retirement Annuity.
               Such amount shall constitute a Rollover
               Contribution only if the amount in such
               Individual Retirement Account or Individual
               Retirement Annuity is solely attributable to a rollover from either a trust described in
               Section 401(a) of the Code or an annuity plan described in Section 403(a) of the Code, plus the earnings thereon.

         (iii) The term Rollover Contribution does not include any amount which is attributable to a distribution from a trust or annuity plan if the recipient of the distribution was an employee within the meaning of Section 401(c)(1) of the Code at the time contributions to such trust or annuity plan were made on the recipient's behalf, nor does it include any amount which would cause the Plan to be considered a "transferee plan" within the meaning of Code Section 401(a)(11).

     (b)  Transfer Contributions.

     (1) The Administrator, in its sole discretion, shall permit direct trustee-to-trustee transfers of assets and liabilities to the Plan as a Transfer Contribution on behalf of a Participant. However, in no event shall an amount be accepted as a Transfer Contribution on behalf of a Participant if such amount would cause the Plan to be considered a "transferee plan" within the meaning of Code Section 401(a)(11).

     (2) "Transfer Contributions" shall mean amounts received by a direct trustee-to-trustee transfer.

          IN WITNESS WHEREOF, this amendment has been executed on
this the   13th   day of November, 1995.
         --------


                                   COCA-COLA ENTERPRISES INC.

                                   By:  RICHARD D. LARSON
                                       --------------------------
ATTEST:

   LAURIE L. CLARK
----------------------------